Exhibit 4.3

EXECUTION VERSION

CONSENT AND SECOND AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

CONSENT AND SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is dated as of April 24, 2017, and is effective as of the Consent Effective Date (as defined in in Section 6), by and among FLEXION THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), the financial institutions or other entities from time to time parties thereto as lenders (the “Lenders”), and MIDCAP FINANCIAL TRUST, a Delaware statutory trust (“MidCap”), as Agent (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Lenders and Agent are parties to that certain Credit and Security Agreement, dated as of August 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein have the meanings given to them in the Credit Agreement except as otherwise expressly defined herein), pursuant to which Lenders have agreed to provide to Borrower certain loans and other extensions of credit in accordance with the terms and conditions thereof;

WHEREAS, Borrower has informed Agent and Lenders that it intends to issue certain convertible notes on the terms and conditions described and required pursuant to Section 2(a) of this Agreement (collectively, the “2017 Convertible Notes”);

WHEREAS, Borrower has requested that Agent and Lenders consent to the Borrower’s issuance of the 2017 Convertible Notes (“Specified Convertible Note Issuance”), and Agent and Lenders are willing to grant such consent, as applicable, on the terms and conditions set forth herein;

WHEREAS, Borrower, Agent and Lenders desire to amend certain provisions of the Credit Agreement in accordance with, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Agent hereby agree as follows:

1.    Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that all Credit Extensions made prior to the date hereof, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges owing by Borrower (on behalf of itself and the other Credit Parties) to Agent and Lenders under the Credit Agreement and the other Financing Documents, are unconditionally owing by Borrower (on behalf of itself and the other Credit Parties) to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally.

2.    Consent.

(a)    In reliance upon the representations, warranties and covenants of Borrower contained in Section 5 hereof, and subject to the satisfaction of each of the terms and conditions of this Agreement, including, without limitation, those set forth in Section 6, hereof, Agent hereby consents to the Specified Convertible Note Issuance, subject to the following conditions:

(i) the Specified Convertible Note Issuance shall be unsecured and shall at all times remain unsecured,

(ii) the 2017 Convertible Notes shall not be subject to mandatory redemption or prepayment prior to May 6, 2020 (other than in connection with a “fundamental change” as described in the Offering Memorandum (as defined below), the occurrence of which, for the avoidance of doubt, shall constitute an Event of Default under the Credit Agreement), and shall not mature any sooner than May 6, 2020,

(iii) all necessary corporate, company, shareholder or similar actions shall be taken and consents obtained in connection with the Specified Convertible Note Issuance,

(iv) the Specified Convertible Note Issuance shall be consummated in compliance with all applicable Laws,

(v) the cash payment interest rate shall not exceed, and Borrower shall not make any cash interest payments in excess of 7% per annum on the 2017 Convertible Notes, and

(vi) the 2017 Convertible Notes shall otherwise be on terms substantively similar to those described in the Offering Memorandum delivered via email to counsel for Agent on April 24, 2017 (the “Offering Memorandum”).

The Borrower represents and warrants that the following conditions have been satisfied.

(b)    The consent provided in clause (a) of this Section 2 shall be void ab initio if the Specified Convertible Note Issuance has not occurred by June 30, 2017 (or such later date as the Agent and Lenders may approve in writing in their sole discretion (which solely for this purpose may be by email)).

3.    Amendments to Credit Agreement. Subject to the terms and conditions of this Amendment, including, without limitation, the conditions to effectiveness set forth in Section 6 below, the Agent and Lenders hereby agree that upon the Specified Convertible Note Issuance Date, the Credit Agreement shall automatically be amended as follows:

(a)    Section 6.2(a) of the Credit Agreement is hereby amended by (i) deleting clause (viii) in its entirety and (ii) replacing it with new clauses (viii) and (ix) at the end of such section:

“(viii) within five (5) days of delivery, copies of all statements, reports and notices, made generally available to all of such Credit Party’s note holders or to any holders of 2017 Convertible Notes; and (ix) such additional information, reports or statements regarding the Credit Parties or their respective businesses, contractors and subcontractors as Agent may from time to time reasonably request.”

(b)    Article 7 is hereby amended by adding new Section 7.13 in the correct numerical order:

“7.13    2017 Convertible Note Indebtedness. (a) Make or permit any cash payments on any 2017 Convertible Note Indebtedness, except that Borrower may make cash interest payments up to 7% per annum on the 2017 Convertible Note Indebtedness and payments of cash in lieu of any fractional shares of Borrower’s common stock upon conversion of any 2017 Convertible Note and (b) amend any provision in any document relating to the 2017 Convertible Note Indebtedness.

(c)    Section 10.1(e)(ii) of the Credit Agreement is hereby amended by adding the following proviso to the end of clause (C) thereof:

“provided that clauses (B) and (C) shall not apply to any conversions of the 2017 Convertible Notes and the occurrence of any conversion trigger that results in the 2017 Convertible Notes becoming convertible, so long as any such conversions can be settled by the Borrower by delivery of shares of Borrower’s common stock and payments cash in lieu of fractional shares;”

(d)    Section 10.1(e) of the Credit Agreement is hereby amended by (i) deleting the “or” immediately prior to clause (v) and (ii) inserting the following clause (vi) at the end of such section:

“or (vi) the occurrence of any event of default under any terms or provisions of any 2017 Convertible Note (except for an event of default relating to the failure by Borrower to comply with its obligations under “Description of Notes— Reports” to the extent and only for so long as the 2017 Convertible Notes are not subject to acceleration due to Borrower’s election to pay additional interest in accordance with the terms thereof) (so long as such language is consistent with the Offering Memorandum), the occurrence of any event requiring the prepayment of any 2017 Convertible Notes, or the occurrence of any event or circumstance that gives rise to a requirement, or that gives the holders of the 2017 Convertible Notes the right to require, that the Borrower repurchase or otherwise prepay all or any portion of the 2017 Convertible Notes; provided that this clause (vi) shall not apply to any conversions of the 2017 Convertible Notes and the occurrence of any conversion trigger that results in the 2017 Convertible Notes becoming convertible, so long as any such conversions can be settled by the Borrower by delivery of shares of Borrower’s common stock and payments cash in lieu of fractional shares.”

(e)    Section 15 of the Credit Agreement is hereby amended by adding thereto the following definitions of “2017 Convertible Notes”, “Convertible Note Issuance Date”, and “Second Amendment”.

“2017 Convertible Notes” shall have such meaning as specified in the Second Amendment and subject to the terms and conditions set forth in the Second Amendment.

“Convertible Note Issuance Date” shall have such meaning as specified in the Second Amendment.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of April 24, 2017

(f)    Section 15 is further amended by deleting therefrom the definition of “Permitted Indebtedness” and replacing it with the following revised definition:

“Permitted Indebtedness” means: (a) Borrower’s Indebtedness to the Lenders and Agent under this Agreement and the other Financing Documents; (b) Indebtedness existing on the Closing Date and described on the Disclosure Schedule; (c) Indebtedness secured by Permitted Liens; (d) Subordinated Debt; (e) Indebtedness arising under the 2017 Convertible Notes; (f) unsecured Indebtedness to trade creditors incurred in the Ordinary Course of Business; (g) Permitted Contingent Obligations; (h) Indebtedness consisting of Permitted Investments described in clause (g) of the definition thereof; and (i) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (b) and (c) above, provided, however, that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the obligors thereunder.

4.    No Other Amendments. Except for the amendments set forth and referred to in Sections 3 above, the Credit Agreement and the other Financing Documents shall remain unchanged and in full force and effect and Borrower hereby ratifies and reaffirm all of its obligations under the Credit Agreement and the other Financing Documents as amended by this Agreement. Nothing in this Agreement is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s Obligations or to modify, affect or impair the perfection or continuity of Agent’s security interests in, security titles to or other liens, for the benefit of itself and the Lenders, on any Collateral for the Obligations.

5.    Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower hereby warrants, represents and covenants to Agent and Lenders that (i) each representation or warranty of each Credit Party set forth in the Credit Agreement and other Financing Documents are hereby restated and reaffirmed as true, accurate and complete in all material respects on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date), (ii) both before and after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing and (iii) each Credit Party has the power and is duly authorized and has obtained all necessary consents and has taken all necessary actions to enter into, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of each Credit Party enforceable against such Credit Party in accordance with its terms.

6.    Condition Precedent to Effectiveness of this Agreement. The consent set forth in Section 2 of this Agreement shall become effective as of the date (the “Consent Effective Date”) upon which Agent has received one or more counterparts of this Agreement duly executed and delivered by the Borrower, the Agent and the Lenders. The amendment set forth in Section 3 of this Agreement shall become effective as of the date any 2017 Convertible Notes are first issued (the “Amendment Effective Date”).

7.    Release.

(a)    In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, on behalf of itself and each of their Affiliates and Subsidiaries and each of their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, any other Credit Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Credit Agreement or any of the other Financing Documents or transactions thereunder or related thereto.

(b)    Borrower understands, acknowledges and agrees that their release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)    Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

8.    Covenant Not To Sue. Borrower and each of their successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower or any other Credit Party pursuant to Section 7 above. If Borrower, any other Credit Party or any of their successors, assigns or other legal representatives violates the foregoing covenant, Borrower and each of their successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

9.    Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.

10.    Severability of Provisions. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

11.    Counterparts. This Agreement may be executed in multiple counterparts (including by electronic mail (pdf) transmittal of executed signature pages), each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

12.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

13.    Entire Agreement. The Credit Agreement and the other Financing Documents as and when amended through this Agreement embody the entire agreement between the parties hereto relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

14.    No Strict Construction, Etc. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Time is of the essence for this Agreement.

15.    Costs and Expenses. Borrower absolutely and unconditionally agrees to pay or reimburse upon demand for all reasonable fees, costs and expenses incurred by Agent and the Lenders in connection with the preparation, negotiation, execution and delivery of this

Agreement and any other Financing Documents or other agreements prepared, negotiated, executed or delivered in connection with this Agreement or transactions contemplated hereby.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER

FLEXION THERAPEUTICS, INC.

By:	/s/ Michael Clayman	(SEAL)
Name:	Michael Clayman
Title:	CEO

[additional signature pages to follow]

FLEXION THERAPEUTICS, INC.

CONSENT AND SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

AGENT:

MIDCAP FINANCIAL TRUST

By:	Apollo Capital Management, L.P., its investment manager

By:	Apollo Capital Management GP, LLC, its general partner

By:	/s/ Maurice Amsellem	(SEAL)
Name:	Maurice Amsellem
Title:	Authorized Signatory

LENDERS:

ELM 2016-1 TRUST

By:	MidCap Financial Services Capital Management, LLC, as Servicer

By:	/s/ Jason Weinstein	(SEAL)
Name:	Jason Weinstein
Title:	Authorized Signatory

[additional signature pages to follow]

FLEXION THERAPEUTICS, INC.

CONSENT AND SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

FLEXPOINT MCLS SPV LLC

By:	/s/ Daniel Edelman	(SEAL)
Name:	Daniel Edelman
Title:	Vice President

[additional signature pages to follow]

FLEXION THERAPEUTICS, INC.

CONSENT AND SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE

SILICON VALLEY BANK, as a Lender

By:	/s/ Ryan Roller	(SEAL)
Name:	Ryan Roller
Title:	Vice President

FLEXION THERAPEUTICS, INC.

CONSENT AND SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

SIGNATURE PAGE